EXHIBIT 32

CCFNB BANCORP, INC.

 CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of CCFNB Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 7, 2011

/s/ Lance O. Diehl
Lance O. Diehl
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 7, 2011

/s/ Jeffrey T. Arnold
Jeffrey T. Arnold CPA, CIA
Chief Financial Officer and Treasurer
(Principal Financial Officer)